EXHIBIT 10.17

SALES CONTRACT

BY AND BETWEEN

CROSSTOWN OWNER LLC,

a Florida limited liability company

as Seller

and

CRESCENT RESOURCES, LLC,

a Georgia limited liability company,

as Purchaser

SALES CONTRACT

This Agreement (the “Agreement”) is made and entered into this 24th day of March, 2011 (the “Effective Date”) by and between CROSSTOWN OWNER LLC, a Florida limited liability company (hereinafter referred to as the “Seller”) and CRESCENT RESOURCES, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

ARTICLE I — PROPERTY TO BE CONVEYED

A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, (i) that certain parcel of land comprising approximately twenty-three (23) acres, on the south side of Delaney Lake Drive, being a portion of Lot 2, Block B, Crosstown Center, Plat Book 88, Pages 23-1 through 23-7 (hereinafter referred to as the “Land”) as generally shown on the preliminary site plan attached hereto as Exhibit A and by this reference incorporated herein, (ii) any improvements on the Land (hereinafter referred to as the “Improvements”); (iii) all permits and licenses exclusively serving the Land; (iv) all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, any and all strips, gores or rights-of-way, riparian rights and easements, (v) all right, title and interest of Seller, if any, in and to any award or payment made or to be made (a) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (b) for damage to the Land or any part thereof by reason of any change of grade or closing of any such street, road, highway or avenue, and (c) for any taking in condemnation or eminent domain of any part of the Land (all of the foregoing property is hereinafter collectively referred to as the “Property”). The legal description for the Property shall be determined by the survey described in Article III A below, and at the request of either party, the parties will amend this Agreement to incorporate said legal description.

B. Purchaser’s intended use for the Property is to construct a multifamily residential community with a maximum number of three hundred forty-four (344) multi-family residential units on the Property together with clubhouse, swimming pool, rental office, residents’ business office, tennis courts and related amenities (the “Intended Use”). Other uses shall not be permitted on the Property without Seller’s written consent which may be withheld in Seller’s sole and absolute discretion until the first to occur of (i) the date that Seller no longer owns any undeveloped property for sale or development in Crosstown Center, or (ii) twenty (20) years after Closing. Purchaser acknowledges that the Property is included in the Crosstown Center development of regional impact (“DRI”) and is subject to the development order, as amended, for such DRI (the “DRI Development Order”). Purchaser shall be responsible during the Inspection Period (as hereinafter defined) for determining that the Property can be legally used for the Intended Use in accordance with applicable zoning, DRI Development Order and recorded covenants and restrictions; provided, however, that notwithstanding the foregoing, the parties acknowledge that pursuant to Section IX B herein Seller shall use commercially reasonable efforts to complete, at its cost and expense, (i) a major modification to the existing zoning (“Rezoning”), and (ii) a notice of proposed change (“NOPC”) to the DRI Development Order, to allow the Intended Use on the Property, both as more particularly required as a condition precedent to Purchaser’s obligation to close as set forth in Section IX B herein. The Rezoning and NOPC may be collectively referred to herein as the “Land Use Approvals.” At Closing, Seller shall allocate to the Property and transfer to Purchaser DRI development entitlements sufficient for Purchaser’s Intended Use of the Property at no additional cost to Purchaser. Such development entitlements shall be appurtenant to the Property and shall be re-conveyed to Seller with the Property should Seller exercise its repurchase option as described in Section XIX L below.

C. In connection with Purchaser’s development of the Property, Purchaser acknowledges that it will be required by Hillsborough County to pay certain transportation impact fees. Seller has previously obtained from Hillsborough County certain impact fee offsets (“Impact Fee Offsets”) which can be utilized as credits against transportation impact fees due to Hillsborough County. At the time Purchaser is required to pay any transportation impact fees associated with any development of the Property, Purchaser shall notify Seller in writing when Purchaser is ready to purchase Impact Fee Offsets and, if applicable, shall also notify Seller as to the best offer Purchaser has received in writing from others having Impact Fee Offsets available for purchase by Purchaser (such notice to Seller shall contain the written offer from such third party, if any). Seller shall notify Purchaser in writing within ten (10) days after receipt of Purchaser’s written notice whether or not Seller has such Impact Fee Offsets available and whether or not Seller desires to sell them to Purchaser on a dollar for dollar basis for a sales price equal to or less than the price which Purchaser has notified Seller has been offered to Purchaser from another seller of Impact Fee Offsets. If Seller has such Impact Fee Offsets and is willing to sell them to Purchaser for an amount not in excess of the amount specified in Purchaser’s notice to Seller as being available for purchase by Purchaser from another seller of Impact Fee Offsets, Seller shall sell to Purchaser and Purchaser shall purchase from Seller, such Impact Fee Offsets at the agreed price. Seller shall provide Purchaser with evidence from Hillsborough County, reasonably acceptable to Purchaser, that such Impact Fee Offsets are available and transferrable, and such sale shall promptly occur and the assignment of such Impact Fee Offsets in the form required by or acceptable to Hillsborough County shall be made upon Purchaser’s payment to Seller of the purchase price for such Impact Fee Offsets. This obligation shall survive Closing.

ARTICLE II — PURCHASE PRICE

The purchase price (hereinafter referred to as the “Purchase Price”) for the Property shall be Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

A. Within three (3) business days after the full execution of this Agreement, Purchaser shall pay to First American Title Insurance Company (the “Escrow Agent”) One Hundred Thousand and No/100 Dollars ($100,000.00) by wire-transfer, such amount to be deposited in an interest-bearing account (such $100,000.00, together with all interest earned thereon, is hereinafter referred to as the “Initial Deposit”). Subject to satisfaction of the condition precedent set forth in Section IX A below, within three (3) business days after Purchaser sends the Notice to Proceed, Purchaser shall pay to the Escrow Agent an additional One Hundred Thousand and No/100 Dollars ($100,000.00) by wire-transfer, such amount to be deposited in the same interest-bearing account as was deposited the Initial Deposit (such $100,000.00, together with all interest earned thereon, is hereinafter referred to as the “Subsequent Deposit”). The Initial Deposit and the Subsequent Deposit are hereinafter collectively referred to as the “Deposit”). The Deposit shall be applied toward the Purchase Price due at Closing (hereinafter defined) or otherwise shall be applied as elsewhere provided in this Agreement.

B. At the Closing, Escrow Agent shall pay the Deposit to Seller as a part of the Purchase Price, and the balance of the Purchase Price shall be paid by Purchaser to Seller by wire-transfer of funds immediately available to Seller.

C. (i) The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.

(ii) The duties of the Escrow Agent shall be as follows:

(a) During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(b) The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of the Seller and Purchaser in any of the following events: if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(c) Subject to Section II C (ii) (k) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses. Except for such costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as escrow holder only.

(d) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

(e) Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(f) All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.

(g) Purchaser hereby certifies to Escrow Agent that Purchaser’s federal tax identification number is 57-0443582.

(h) The Deposit may be processed for collection in the normal course of business by Escrow Agent, which may commingle funds received by it with escrow funds of others in its regular escrow account at a bank of Escrow Agent’s choosing (the “Depository”). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(i) Escrow Agent shall not be liable for loss or damage resulting from:

(i) any good faith act or forbearance of Escrow Agent;

(ii) any default, error, action or omission of any party, other than Escrow Agent;

(iii) any defect in the title to any property unless such loss is covered under a policy of title insurance issued by the Escrow Agent;

(iv) the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

(j) Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent.

(k) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process shall be paid by, and the party/parties whose alleged acts are a basis for such proceedings, shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III — TITLE AND SURVEY OBJECTIONS

A. Prior to the execution of this Agreement, Seller has delivered to Purchaser Seller’s existing surveys that include the Land entitled Crosstown Center, prepared by Professional Engineering Consultants, Inc., dated May 6, 2009, and last revised June 10, 2009 (the “Existing Survey”). On or before forty-five (45) days after the Effective Date, Purchaser shall, at Purchaser’s sole cost and expense, obtain a survey of the Property sufficient for the deletion of the “survey exception” from the title insurance policy and otherwise acceptable to Purchaser (the “Survey”). The costs of the Survey shall be paid by Purchaser. If the survey shows any gaps, encroachments, overlaps, easements, or other defects, or matters that impair title for the Property or prevents or impedes Purchaser’s development of the Property for Purchaser’s Intended Use as reasonably determined by Purchaser, then Purchaser may so notify Seller in the same manner as this Agreement prescribes for Title Defects (as hereinafter defined).

B. Purchaser shall, at Purchaser’s expense, obtain from First American Title Insurance Company (herein in this capacity referred to as the “Title Company”), an owner’s title insurance commitment (the “Commitment”) and on or before forty-five (45) days after the Effective Date, Purchaser shall deliver to Seller a written statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the Survey (the “Notice of Defect”) describing in reasonable detail the existence and nature of any such objections (collectively, the “Title Defects”). Any title exception listed in the commitment or survey matter disclosed by the Survey that is not listed in such Notice of Defect (other than a Mandatory Removal Lien) shall be deemed a permitted title exception, subject to which the Property shall be conveyed to Purchaser. Within ten (10) days after receipt of the Notice of Defect, Seller shall provide notice to Purchaser of which Title Defects it elects to cure and Seller shall have until Closing to cure said Title Defects. Seller agrees to take commercially reasonable actions to satisfy all B-1 requirements in the Commitment within its control and Seller shall satisfy, pay or bond-off at Closing from the sales proceeds, amounts secured by consensual liens or mortgages; mechanics’ and materialmen’s liens, unless caused by Purchaser’s actions; real estate taxes and assessments which are due and payable (subject to proration adjustments as provided herein); and any liquidated final non-appealable liens or judgments affecting all or any portion of the Property, unless caused by Purchaser’s actions (collectively, the “Mandatory Removal Liens”). If Seller elects not to cure any or all Title Defects, Purchaser shall elect, by written notice to Seller within ten (10) days after notice or deemed notice from Seller, to either (i) terminate this Agreement and receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (hereinafter defined), or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price. The foregoing part of this Section III B to the contrary notwithstanding, as Seller is obligated to cure and satisfy by Closing all Mandatory Removal Liens and all Title Defects which Seller agreed to cure prior to or at Closing in response to the Notice of Defect, Seller shall have until the Closing to so satisfy all such matters, and Purchaser need not make the election specified above with respect to such matters, and if Seller fails to cure and satisfy by Closing all such matters, Purchaser shall have the election specified in the last sentence of Section III C below.

C. Purchaser shall have the right to have its title examination and Survey updated until the Closing Date (hereinafter defined), and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection as a new Title Defect, and (i) which were not listed in the Commitment, as to title matters, (ii) which were not shown on the Survey, as to survey matters, or (iii) were not contemplated in this Agreement as being created as a part of this transaction, or (iv) were not otherwise consented to or caused by Purchaser (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Seller a statement of any such new objections and Seller shall have until the Closing Date to cure all such new objections. In the event that Seller fails to cure such new objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller given on or before the Closing Date, whereupon Purchaser shall receive a full refund of so much of the Deposit held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) Purchaser may cure such new objections created by Seller and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing, or (iii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

ARTICLE IV — ITEMS TO BE DELIVERED BY SELLER AT CLOSING

At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Seller’s counsel and submitted to Purchaser for review and approval at least five (5) days prior to the Closing Date.

A. A duly executed Special Warranty Deed in forms acceptable for recording, of the types customarily used for commercial real estate transactions in the State of Florida, conveying to Purchaser or its assignee, fee simple title to the Property subject to laws, ordinances and governmental regulations (including but not limited to building, zoning, land use and any subdivision ordinances and regulations) affecting the occupancy, use or enjoyment of the Property, but this Section IV A shall not vary or affect Purchaser’s condition precedent with respect to receiving Land Use Approvals and Site Plan Approval (as hereinafter defined in Article IX); all matters shown on Schedule B-2 of the Commitment which are not Title Defects or are otherwise waived by Purchaser; real estate taxes and assessments for the year of Closing and subsequent years, subject to the proration provisions set forth in Article VII; and those matters disclosed by or depicted on the Survey, which are not Title Defects or are otherwise waived by Purchaser.

B. A duly executed affidavit in a form customarily used for commercial real estate transactions in the State of Florida and which is acceptable to the Title Company showing among other things that all debts for labor and materials in respect of the Property incurred by or on behalf of Seller have been paid in full and that there are no rights of occupancy with respect to the Property.

C. A properly executed memorandum evidencing the repurchase option described in Section XIX L herein.

D. An allocation of development rights under the DRI Development Order for a maximum of 344 multifamily residential units.

E. A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, certifies Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

F. Such evidence as is reasonably required by the Title Company and the Purchaser evidencing the authority of Seller and those acting on behalf of Seller to enter into this Agreement and consummate the transaction contemplated herein.

G. A closing statement evidencing the prorations between Seller and Purchaser and payment of closing costs specified herein.

H. Any other documents referred to or specified in this Agreement or reasonably required by the Title Company, and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE V — ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

At Closing, Purchaser agrees to deliver the following items to Seller:

A. The Purchase Price as required by and in the manner specified in Section II B hereof.

B. Any other documents referred to or specified in this Agreement or required by the Title Company, and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE VI — SELLER’S DELIVERY OF DOCUMENTS

Seller has delivered or will make available to Purchaser within three (3) business days after the full execution hereof the following due diligence materials (the “Due Diligence Materials”):

A. A copy of the most recent environmental report in respect of the Land in Seller’s possession.

B. The Existing Survey and a copy of Seller’s latest dated owner’s title insurance policy in respect of the Land.

C. A copy of any soils reports and geotechnical reports concerning the Land in Seller’s possession.

D. A copy of the latest ad valorem tax bill in Seller’s possession.

E. All traffic reports, all engineering reports and agreements with respect to the provision of utilities to the Land, permits, plans, maps, topographic and tree surveys, zoning information, traffic studies and wetlands reports in Seller’s possession with respect to all or any part of the Land.

Purchaser acknowledges that the Due Diligence Materials have been prepared by third parties. PURCHASER HEREBY ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE MATERIALS OR THE SOURCES THEREOF EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT. SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE MATERIALS AND IS PROVIDING THE DUE DILIGENCE MATERIALS SOLELY AS AN ACCOMMODATION TO PURCHASER.

ARTICLE VII — APPORTIONMENTS

The following items shall be apportioned at Closing and as of the Closing Date:

A. All real property taxes including the current installment for any assessment (special, bond, or otherwise) based on the most discounted amount. In the event that the current year’s taxes are not available as of the Closing Date, the proration shall be based upon such taxes for the preceding year, but such taxes shall be reprorated between Purchaser and Seller as soon as the current year’s taxes are available, immediately upon demand being made therefor by either Purchaser or Seller. Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. This Section VII A shall survive the Closing of the transaction contemplated herein.

ARTICLE VIII — TIME AND PLACE OF CLOSING AND CLOSING COSTS

A. The consummation of the transaction contemplated herein shall take place by means of an escrow closing conducted by the Escrow Agent commencing at 10:00 A.M. on any business day specified by Purchaser in a notice given to Seller not less than five (5) days prior to the specified business day, which specified business day is the earlier to occur of the following: (i) two hundred forty (240) days after Seller has obtained the Land Use Approvals or (ii) not more than thirty days after Purchaser has obtained Site Plan Approval, as hereinafter specified. Seller and Purchaser each agrees to deposit with the Escrow Agent all documents and instruments specified herein to be delivered by each of them, respectively, at the Closing, and Purchaser agrees to deposit with the Escrow Agent the amount of the Purchase Price and closing costs required to be paid by Purchaser, net of any credit to Purchaser arising from the proration of income and expenses as provided herein, all sufficiently in time so as to allow the Escrow Agent to conduct the Closing on the Closing Date. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the day the Closing occurs is herein referred to as the “Closing Date”.

B. At Closing, Seller shall pay the Florida documentary stamp tax incident to the Special Warranty Deed. At Closing, Purchaser shall pay the cost of the title examination and owner’s title insurance premium, the cost of the Survey, and all recording fees. Purchaser shall also pay for all of Purchaser’s due diligence costs. Seller and Purchaser will each pay their own attorneys’ fees and any other costs herein specified to be paid by either of them.

C. Possession of the Property will be delivered by Seller to Purchaser on the Closing Date.

ARTICLE IX — CONDITIONS PRECEDENT

Purchaser shall not be required to purchase the Property unless the following conditions precedent have been satisfied:

A. On or before the date which is seventy-five (75) days after the Effective Date (the “Inspection Period”), Purchaser may, but shall have no obligation to, obtain soil borings, engineering reports, topographical surveys, and evidence of availability of water, telephone, natural gas, and electrical utilities all in sufficient capacities to as to permit the development of the Property for Purchaser’s Intended Use, and confirmation from Purchaser’s engineers that the topography, soil and subsurface conditions of the Property are suitable for Purchaser’s Intended Use without Purchaser’s incurring site work costs which are, in Purchaser’s estimation, unreasonably high. Seller shall permit Purchaser to make the foregoing investigations. Subsequent to such inspection, Purchaser shall determine on or before the expiration of the Inspection Period, in its sole discretion, whether or not the condition of the Property is satisfactory. If Purchaser determines the Property is satisfactory, Purchaser shall, on or before the end of the Inspection Period so notify Seller and Escrow Agent by sending a notice to proceed (the “Notice to Proceed”) stating that the condition precedent set forth in this Section IX A has been satisfied and contemporaneously with the transmittal of the Notice to Proceed, Purchaser shall pay the Subsequent Deposit to Escrow Agent. If Purchaser, in its sole discretion, does not send the Notice to Proceed on or before the end of the Inspection Period, the condition precedent set forth in this Section IX A shall have failed and Escrow Agent shall return the Deposit to Purchaser (less $100.00 which shall be paid to Seller in consideration of Seller’s having held the Property off the market) and thereafter this Agreement shall terminate and be null and void and of no further force and effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity.

B. After the Effective Date, Seller shall use commercially reasonable efforts to obtain the Land Use Approvals in a manner sufficient to allow Purchaser’s Intended Use of the Property; provided, however, in no event shall Seller be required to (i) expend funds and/or incur expenses or obligations in excess of the aggregate amount of Two Hundred Thirty-Five Thousand Dollars ($235,000.00) in pursuing the Land Use Approvals (the “Seller Cap”) or (ii) file an appeal, challenge a denial, or re-file a revised application in the event of a denial or an approval with unacceptable conditions as set forth below. Seller shall file for the NOPC and Rezoning within thirty (30) days of the Effective Date. In the event that Seller has not obtained the Land Use Approvals on or before the day which is two hundred ten (210) days after the Effective Date, the condition precedent set forth in this Section IX B shall have failed and Escrow Agent shall return the Deposit to Purchaser (less $100.00 which shall be paid to Seller in consideration of Seller’s having held the Property off the market) and thereafter this Agreement shall terminate and be null and void and of no further force and effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity. In the event that (i) Seller is denied all or any of the Land Use Approvals, or (ii) the appropriate governmental or quasi-governmental entity imposes conditions in order to issue such approvals which (x) require Seller to incur additional expense that would cause Seller to exceed the Seller Cap when such expenses are aggregated with expenses that Seller has incurred and reasonably would incur to finalize the Land Use Approvals, or (y) are otherwise unacceptable to Seller in its commercially reasonable discretion, Seller may elect to abandon the applications for such Land Use Approvals and terminate this Agreement, upon which termination the condition precedent set forth in this Section IX B shall have failed and Escrow Agent shall return the Deposit to Purchaser (less $100.00 which shall be paid to Seller in consideration of Seller’s having held the Property off the market) and thereafter this Agreement shall terminate and be null and void and of no further force and effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity. In the event that Seller elects to terminate this Agreement due to the fact that Seller is likely to exceed the Seller Cap, within five (5) business days of receipt of such notice, Purchaser may elect in writing to pay all amounts incurred by Seller in excess of the Seller Cap; and, upon Seller’s receipt of such notice and a mutually acceptable agreement for Purchaser to fund such excess costs, the Agreement will automatically be reinstated, and Seller will continue its pursuit of the Land Use Approvals subject to the terms and conditions of this Agreement, including, without limitation, the timing requirements set forth above.

C. All of Seller’s representations and warranties contained in this Agreement shall be true and correct on the Closing Date and Seller shall have performed all of its covenants specified in this Agreement through the Closing Date and shall have executed and delivered all documents and instruments required of Seller.

D. On the Closing Date, the Title Company shall issue to Purchaser an owner’s title insurance policy, or a “marked-up” Title Commitment obligating the Title Company to so issue an owner’s title insurance policy to Purchaser, insuring fee simple title to the Land in Purchaser’s subject only to the title and survey exceptions approved by Purchaser in accordance with Article III hereof.

E. After Seller and Purchaser have agreed to the Preliminary Plans and Seller has obtained the Land Use Approvals, Purchaser shall be responsible, at its expense, to promptly submit the Preliminary Plans for approval by the Hillsborough County, Florida (“Site Plan Approval”). Seller agrees to cooperate with Purchaser in the process of attempting to obtain Site Plan Approval, and Seller, as the owner of the Property shall sign any documents reasonably required in connection with attempting to obtain Site Plan Approval. Purchaser agrees to use its good faith commercially reasonable efforts to attempt to obtain Site Plan Approval. Purchaser will be responsible for and will engage the legal and design professionals to develop the Preliminary Plans and to process Site Plan Approval. In the event that Hillsborough County requires changes to the Preliminary Plans which Purchaser and Seller had agreed to, Seller and Purchaser shall have the right to approve any such changes; provided that Seller and Purchaser agree to continue using their good faith commercially reasonable efforts to address the concerns and requirements raised by Hillsborough County in attempt to accommodate such concerns and requirements so as to achieve Site Plan Approval; provided further, however, the parties agree that Seller will be acting in good faith and in a commercially reasonable manner if Seller withholds its consent based on failure of the Site Plan Approval to conform with the existing design standards of Crosstown Center.

In the event that any of the conditions precedent set forth in Sections IX C, D or E are not satisfied as of the Closing Date, Purchaser shall have the right to notify Seller and the Escrow Agent that one or more of such conditions precedent shall have failed and Escrow Agent shall return so much of the Deposit as is then held by Escrow Agent to Purchaser (less $100.00 which shall be paid to Seller in consideration of Seller’s having held the Property off the market) and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity.

ARTICLE X — EMINENT DOMAIN

A. If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against any part of the Land that materially and adversely affects Purchaser’s Intended Use of the Property, in Purchaser’s commercially reasonable discretion, then Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within ten (10) days after Purchaser has received notice from Seller of such proceedings, which notice Seller agrees to give to Purchaser promptly upon receiving such information. Upon such notice to Seller and Escrow Agent, so much of the Deposit as is then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return, this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity. Failure of Purchaser to so notify Seller and Escrow Agent within said ten (10) days that Purchaser has elected to terminate this Agreement, shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be paid or assigned to Purchaser at Closing all interest of Seller in and to any condemnation awards which have been or may be payable to Seller on account of such occurrence.

B. If, prior to the Closing Date, there is any material casualty damage to the Land, whether or not insured against by Seller, Seller shall promptly give Purchaser notice of such fact, and Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within ten (10) days after Purchaser has received notice from Seller of such casualty damage, which notice Seller agrees to give to Purchaser promptly after such material casualty damage has occurred. Upon such notice to Seller and Escrow Agent, so much of the Deposit as is then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return, this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity. Failure of Purchaser to so notify Seller and Escrow Agent within said ten (10) days that Purchaser has elected to terminate this Agreement, shall be deemed to mean that Purchaser has elected not to terminate this Agreement. If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price.

ARTICLE XI — LIQUIDATED DAMAGES

A. Seller’s only remedy for Purchaser’s breach of this Agreement shall be to obtain the Deposit from the Escrow Agent, the amount of which shall be and constitute Seller’s liquidated damages, it being otherwise difficult or impossible to estimate Seller’s actual damages. Seller hereby waives any right to specific performance, injunctive relief or other relief to cause Purchaser to perform its obligations under this Agreement, and Seller hereby waives any right to damages in excess of said liquidated damages occasioned by Purchaser’s breach of this Agreement. Seller and Purchaser acknowledge that it is impossible to estimate or determine the actual damages Seller would suffer because of Purchaser’s breach hereof, but that the liquidated damages provided herein represent a reasonable estimate of such actual damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein provided, and that the agreed upon liquidated damages are not punitive or a penalty and are just, fair and reasonable. Seller’s right to receive the specified liquidated damages is in lieu of any other right or remedy, all other rights and remedies being waived by Seller. Nothing contained in this Section XI A shall affect or limit the Inspection Indemnity.

ARTICLE XII — SELLER’S REPRESENTATIONS,

WARRANTIES AND COVENANTS

Seller represents and warrants to Purchaser, and covenants with Purchaser, with the understanding that each such representation, warranty and covenant (i) is material and being relied upon by the Purchaser, (ii) is made as an inducement to Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, (iii) is true in all respects as of the date of this Agreement, and (iv) shall be true in all respects on the Closing Date unless rendered untrue by Purchaser or its affiliates, that:

A. Seller is the record title owner of the Property. While this Agreement is in effect and prior to the Closing, Seller will not convey, transfer or encumber the Property or any part thereof or any interest therein. Seller has all requisite power and authority to execute this Agreement, the closing documents listed in Article IV hereof, and any other documents required to be delivered by Seller.

B. To Seller’s actual knowledge, as of the date of full execution hereof, there is no administrative agency action, litigation, condemnation or other governmental proceeding of any kind pending against Seller or the Property which after the Closing would materially, adversely affect the value of the Property or the ability of Purchaser to develop the Property for Purchaser’s Intended Use.

C. No later than the Closing, Seller will pay off and have cancelled of record all Mandatory Removal Liens.

D. Seller has not received any written notice of violation of any zoning, land-use, building, fire, health, labor and safety laws, ordinances, rules and regulations applicable to the Property.

E. There exists no management, maintenance, operating, service, commission or similar contracts affecting the Land that will survive Closing, except matters of public record or other agreements referenced in Schedule XII E of this Agreement.

F. To Seller’s actual knowledge, there is no litigation pending which does or will materially or adversely affect the Property.

G. Seller warrants that Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate as such terms are defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

H. To Seller’s actual knowledge, except as set forth in the environmental reports set forth on Schedule XII.H (the “Environmental Reports”), the Land does not contain, no activity upon the Land has produced, and the Land has not been used in any manner for the storage of, any hazardous or toxic waste, materials, discharge, deposit, dumping or contamination, whether of soil, ground water or otherwise, which violates any law, ordinance, rule or regulation of, or requires any reporting to, any governmental authority. To Seller’s actual knowledge, except as set forth in the Environmental Reports, the Land does not contain underground tanks of any type or any materials containing or producing any polychlorinated biphenyls or any asbestos.

I. Seller, and all beneficial owners of Seller, are in compliance with all laws, statutes, rules and regulations applicable to such Persons (as hereinafter defined) pursuant to the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto. Neither Seller nor any of the beneficial owners of Seller:

1. is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant of any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

2. has been arrested or indicted for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

3. has been determined by competent authority to be subject to the prohibitions contained in the Orders;

4. is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

5. shall transfer or permit the transfer of any interest in Seller or such parties to any Person who is, or whose beneficial owners are, listed on the Lists.

If Seller or any beneficial owner of Seller becomes listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering (each, a “Triggering Event”), Seller shall immediately notify Purchaser, but in no event later than five (5) business days after the occurrence of the Triggering Event. In the event of a Triggering Event, Purchaser may terminate this Agreement upon written notice to the Seller, whereupon the Deposit, subject to compliance with applicable governmental regulations, shall be returned to Purchaser, and neither party shall have any further obligation hereunder except for the Inspection Indemnity. Seller shall have ten (10) business days after receipt of Purchaser’s notice to remove such party from any interest in Seller.

All of the representations, warranties, and covenants of the Seller contained in this Article XII shall be true and correct in all material respects and not in default at the time of Closing and Seller shall execute at Closing in favor of Purchaser a Certification with respect thereto. Whenever any statement, warranty, or representation of Seller set forth in this Agreement is qualified by a “to Seller’s actual knowledge” limitation or by words of similar import, it is intended, understood and agreed that said statement, warranty, or representation means the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Kyle Burd. The foregoing representations and warranties shall survive Closing for a period of twelve months (12) months; provided, however, that Seller shall have no liability with respect to any of Seller’s representations and warranties contained herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation or warranty of Seller herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. Subject to the preceding sentence, in the event that any representation or warranty made by Seller in Article XII is first discovered by Purchaser during the twelve month (12) month period after Closing to be inaccurate, untrue or breached, as the case may be, in any material respect, Purchaser shall have the right for a period of thirteen (13) months after Closing, to seek any available remedy at law or in equity against Seller, including the recovery of reasonable attorneys’ fees incurred by Purchaser in connection therewith; provided, however, that Purchaser must commence a legal action or proceeding seeking such damages within said thirteen (13) month period, or its claims shall thereafter be barred. This provision shall survive the Closing of this Agreement.

ARTICLE XIII — PURCHASER’S REPRESENTATIONS,

WARRANTIES AND COVENANTS

Purchaser represents and warrants to Seller, and covenants with Seller, with the understanding that each such representation, warranty and covenant (i) is material and being relied upon by the Seller, (ii) is made as an inducement to Seller to enter into this Agreement and consummate the transaction contemplated hereby, (iii) is true in all respects as of the date of this Agreement, and (iv) shall be true in all respects on the Closing Date, that:

A. Purchaser has all requisite power and authority to execute this Agreement as of the Effective Date, and subject to receiving approval of Purchaser’s Investment Committee and Board, the closing documents listed in Article V hereof, and any other documents required to be delivered by Purchaser. Purchaser does represent to Seller that has obtained approval to enter into this Agreement and deposit the $100,000 Initial Deposit into escrow with Escrow Agent.

B. Purchaser, and all beneficial owners of Purchaser, are in compliance with all laws, statutes, rules and regulations applicable to such Persons (as hereinafter defined) pursuant to the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). For purposes of this subsection, “Person” shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto. Neither Purchaser nor any of the beneficial owners of Purchaser:

1. is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant of any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

2. has been arrested or indicted for money laundering or for predicate crimes to money laundering, convicted or pled nolo contendere to charges involving money laundering or predicate crimes to money laundering;

3. has been determined by competent authority to be subject to the prohibitions contained in the Orders;

4. is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

5. shall transfer or permit the transfer of any interest in Purchaser or such parties to any Person who is, or whose beneficial owners are, listed on the Lists.

If Purchaser or any beneficial owner of Purchaser becomes listed on the Lists or are indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering (each, a “Triggering Event”), Purchaser shall immediately notify Seller, but in no event later than five (5) business days after the occurrence of the Triggering Event. In the event of a Triggering Event, Seller may terminate this Agreement upon written notice to the Purchaser, whereupon the Deposit, subject to compliance with applicable governmental regulations, shall be delivered to Seller, and neither party shall have any further obligation hereunder except for the Inspection Indemnity. Purchaser shall have ten (10) business days after receipt of Seller’s notice to remove such party from any interest in Purchaser.

ARTICLE XIV — NOTICES

Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be in writing and (i) shall be hand-delivered in person or sent by FedEx or similar overnight delivery service, to the addresses set forth below or (ii) shall be transmitted by facsimile to the numbers set forth below provided that a copy of such notice, demand or request being transmitted by facsimile is also deposited with FedEx or similar overnight delivery service the same day in the manner set forth in item (i) above:

To Purchaser:

Crescent Resources, LLC

3500 SW Corporate Parkway

Suite 201

Palm City, FL 34990-8185

Attention: Mr. Richard A. Buck

Facsimile number: (772) 220-4582

With a copy to:

Mr. Todd M. Farrell

Crescent Resources, LLC

227 W. Trade Street

Suite 1000

Charlotte, NC 28202

Facsimile number: (980) 321-6240

With a copy to:

Sanford H. Zatcoff, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway

Suite 600

Atlanta, Georgia 30339

Facsimile number: (770) 988-8580

To Seller:

Crosstown Owner LLC

c/o Eola Capital LLC

390 N. Orange Ave. Suite 2400

Orlando, Florida 32801

Attention: Jim Heistand

Facsimile number: (727) 866-9861

With a copy to:

Matthew S. McAfee, Esq.

Driver, McAfee, Peek & Hawthorne, P.L.

One Independent Drive

Suite 1200

Jacksonville, FL 32202

Facsimile number: (904) 301-1279

To Escrow Agent:

First American Title Insurance Company

Six Concourse Parkway

Suite 2000

Atlanta, GA 30328

Attention: Mr. Terry Wilson

Facsimile number: (866) 735-3071

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with FedEx or similar expedited delivery service in accordance with the preceding portion of this Article XIV, or (iii) at the time such notice, demand or request is transmitted by facsimile provided same is followed by a hard copy deposited the same day with FedEx or similar overnight delivery service in accordance with the preceding portion of this Article XIV. Any party hereto shall have the right from time to time to designate by written notice to the others such other person or persons and at such other places in the United States as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Anything contained in this Article XIV to the contrary notwithstanding, all notices from Seller and Purchaser may be executed and sent by their respective counsel.

ARTICLE XV — SETTLEMENT ITEMS

In addition to the items specifically mentioned in this Agreement to be delivered at the Closing, Seller shall deliver the following items to Purchaser at the Closing: any sewer, water and other utility bills and tax and assessment bills any part of which is to be paid by Purchaser, and a complete and accurate statement setting forth the necessary information upon which any adjustment or proration shall be made at the Closing.

ARTICLE XVI — ACCESS

Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time prior to the Closing Date for any lawful purpose, including, without limitation, to conduct the due diligence tests; provided, however, Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer. Purchaser hereby expressly agrees to indemnify, defend and hold Seller harmless against any claim, lien, damage or injury to either persons or property, and all costs and expenses related thereto (including without limitation reasonable attorney’s fees and costs), arising out of Purchaser’s or its agent’s or representative’s actions under this Article XVI. Purchaser shall not conduct or allow any analytical or physical testing of, on or under the Property, including, without limitation, groundwater, soil or vapor testing, without first providing Seller advance notice in each instance as to timing and scope of the work to be performed. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. Seller or Seller’s agent shall have the right to accompany Purchaser and Purchaser’s Inspectors during any activities performed on the Property. At Seller’s request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by Purchaser. Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed in strict accordance with all applicable laws, ordinances, codes and other governmental requirements. If any inspection or test materially disturbs the Property, and this Agreement is terminated for any reason other than Seller’s default, Purchaser will restore the Property to substantially the same condition as existed before the inspection or test. Purchaser shall not contact any governmental agency or instrumentality regarding the Property without first notifying Seller and affording Seller a reasonable opportunity to participate in any discussions or conversations. This Article XVI shall survive the Closing of the transaction contemplated herein or any termination of this Agreement. The indemnity and hold harmless provisions and restoration obligations of this Article XVI are herein referred to as the “Inspection Indemnity”.

ARTICLE XVII — BROKER

A. Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, Purchaser and Seller further covenant and agree that the party so incurring or causing such claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said claim(s).

ARTICLE XVIII — DISCLAIMER OF WARRANTIES

A. ACKNOWLEDGING PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER AGREES TO TAKE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO PURCHASER BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, OR IN ANY DOCUMENTS DELIVERED AT CLOSING. EXCEPT AS MAY OTHERWISE BE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED AT CLOSING, PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

B. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENTS DELIVERED AT CLOSING SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (2) THE INCOME TO BE DERIVED FROM THE PROPERTY, (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (4) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (5) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (6) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND, EXCEPT AS SET FORTH IN THE AGREEMENT, SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, MEMBERS, PARTNERS, ATTORNEYS, SUBSIDIARIES, PARENT ENTITIES OR ASSIGNS OR ANY DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF ANY OF THE FOREGOING (COLLECTIVELY, “SELLER AND ITS AFFILIATES”) BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS PURCHASER MAY HAVE UNDER APPLICABLE LAW TO BRING AN ACTION AGAINST ANY THIRD PARTY THAT MAY HAVE BEEN RESPONSIBLE FOR THE INTRODUCTION OF ANY HAZARDOUS SUBSTANCE ONTO THE PROPERTY OTHER THAN SELLER AND ITS AFFILIATES.

C. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT, EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY.

D. THE PROVISIONS OF THIS ARTICLE XVIII SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

ARTICLE XIX — MISCELLANEOUS

A. This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller. This Agreement supersedes all previous agreements and understanding between the parties hereto with respect to the subject matter hereof.

B. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. All exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

C. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

D. Time is of the essence of this Agreement and each term and provision hereof. In the event that the last day for performance of any matter herein falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.

E. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

F. All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

G. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

H. Purchaser and Seller both reserve the right to waive, in whole or in part, any condition or contingency herein which is for such respective party’s benefit.

I. The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and the legal representatives of their estates. The foregoing sentence notwithstanding, unless Purchaser obtains Seller’s prior written consent, Purchaser may not assign this Agreement to any entity except one in which Purchaser or its affiliate is a manager, member or partner; provided, however, no such assignment shall relieve or discharge Purchaser from its covenants, duties, liabilities, obligations, representations, and warranties set forth in this Agreement.

J. Seller and Purchaser each shall have the right to consummate the transaction contemplated in this Agreement as part of an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder. Seller and Purchaser agree to cooperate with each other to effect such an exchange for Seller, Purchaser or both of them provided, however, (i) the ability of a party to effect an exchange shall not be a condition precedent to that party’s obligations under this Agreement, (ii) an exchange being effected by a party shall not result in any additional cost (other than a nominal cost) to the other party; (iii) neither party shall be obligated to take title to any other real property in order to effect such an exchange for the other party; (iv) no exchange shall delay the Closing Date; and (iv) any exchange being effected by a party shall be effected by means of that party’s use of a qualified intermediary.

K. Purchaser acknowledges that the design and development of improvements on the Property is subject to design and development guidelines for Crosstown Center (the “Design and Development Guidelines”) established pursuant to the Declaration of Covenants, conditions and Restrictions of Crosstown Center (as modified, the “Declaration”), and to review and approval by the design review committee (“DRC”) as established by the Declaration. In addition to the requirements established by the Declaration, Seller shall have the right to review and approve the exterior architectural elevations, conceptual site plan and exterior building materials used in the construction of improvements on the Property. In addition to requirements set forth in the Declaration, if any, Purchaser shall submit preliminary conceptual site plan, exterior architectural elevations and exterior building materials (the “Preliminary Plans”) to the DRC and Seller during the Inspection Period in order to confirm that Purchaser’s proposed development will be acceptable. Such approval shall not be unreasonably withheld, conditioned or delayed by Seller provided that the Preliminary Plans are compatible with the quality and design of Crosstown Center. Seller shall review and respond to Purchaser’s Preliminary Plans within fifteen (15) days after receipt thereof. If the Seller timely notifies Purchaser of its comments, clarifications or rejection of the Preliminary Plans, it being agreed that the failure of or Seller to timely notify Purchaser of any comments shall be deemed approval, then the Inspection Period shall be extended for up to thirty (30) days to allow Purchaser time to submit revised Preliminary Plans for approval by the DRC and Seller, and to allow time for the DRC and Seller to review and approve the revised Preliminary Plans. Seller and Purchaser agree to use their good faith commercially reasonable efforts to work together to agree upon satisfactory Preliminary Plans.

After the Preliminary Plans have been approved by the DRC and Seller, prior to the Closing and, to the extent necessary, in coordination with obtaining the Site Plan Approval contemplated in Section IX E above, Purchaser will submit to Seller and the DRC, a final site plan, exterior architectural elevations and exterior building materials for approval by the DRC and Seller, such approval by Seller not to be unreasonably withheld, conditioned or delayed, and which approval must be given by Seller provided that such final site plan, exterior architectural elevations and exterior building materials are substantially similar to the approved Preliminary Plans.

L. Purchaser acknowledges that Seller is selling the Property to Purchaser in anticipation that Purchaser will develop the Property for the Intended Use. If, within twenty-four months (24) from the date of the closing (the “Construction Commencement Date”), the Purchaser has not closed on a construction loan and obtained commitments for all required equity for the construction of improvements on the Property for the Intended Use, then Seller shall have the right to repurchase the Property as described herein. Seller shall have the right to exercise this repurchase option at any time after the Construction Commencement Date and continuing until Purchaser has actually commenced construction of improvements on the Property. Within thirty (30) days after receipt of a written request from Seller, Purchaser shall execute and deliver to Seller a special warranty deed which reconveys the Property to Seller, free and clear of all liens and encumbrances other than those in existence at the time of the Closing. Purchaser shall also execute an assignment and any other documents necessary to transfer to Seller any item previously transferred from Seller to Purchaser at the closing, including allocated development entitlements. Upon execution and delivery of such special warranty deed and assignment, Seller shall pay Purchaser ninety-five percent (95%) of the original Purchase Price paid by Purchaser for the Property and the purchase price of all Impact Fee Offsets purchase from Seller, less all amounts necessary to satisfy any liens, mortgages and encumbrances affecting or encumbering the Property. A memorandum of repurchase option shall be executed by the parties hereto and recorded at Closing (“Memorandum of Repurchase Option”). The Construction Commencement Date shall be extended for the period of delay in Purchaser’s commencement of construction that is caused by catastrophe, strikes, civil commotion, acts of God, or delays attributable to the permitting and approval processes with local governments and agencies that are beyond Purchasers’ reasonable control, but such extension shall be no longer than six (6) months. The Construction Commencement Date shall also be extended for the period of delay in Purchaser’s commencement of construction caused by the general unavailability in the marketplace of materials, such as concrete or steel, comprising a major component of Purchaser’s improvements provided that Purchaser is otherwise diligently pursuing construction of improvements on the Property.

M. Seller and Purchaser acknowledge that post-Closing the existing dirt piles and mounds must be removed from the Property to the extent that the existing dirt located on the Property will not be made available to Purchaser to achieve a balanced graded site for Purchaser’s Intended Use of the Property. During the Inspection Period, Seller and Purchaser will use their good faith commercially reasonable efforts to determine (i) the amount of existing dirt which may be used by Purchaser to balance the site, (ii) the amount of existing dirt which must be removed from the Property (the “Surplus Dirt”) and (iii) the cost of the removal thereof (the “Dirt Removal Cost”). During the Inspection Period the parties shall use commercially reasonable efforts to agree on the mechanism to remove any Surplus Dirt and an allocation between the parties of the Dirt Removal Cost. If the parties fail to reach agreement as to any of the above decisions prior to expiration of the Inspection Period, either party, as its sole and exclusive remedy for such failure, may elect to terminate this Agreement, in which case, the Escrow Agent shall pay the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

N. Seller and Purchaser agree that in order to develop the Property for Purchaser's Intended Use, it will be necessary to construct on the Property storm water drainage retention and drainage lines, and Purchaser shall have the right to connect into the storm water drainage and retention system serving Crosstown Center. The parties acknowledge that it may be necessary for Purchaser must cross other property owned by Seller in Crosstown Center to connect to such storm water and drainage and retention system. The parties also acknowledge that it may be necessary for Seller to provide storm water drainage and other utility lines across the Property in order to serve other property owned by Seller in Crosstown Center. During the Inspection Period, Seller and Purchaser agree to use their good faith commercially reasonable efforts to agree upon (i) the storm water drainage and retention facilities to be constructed on the Property and/or connected into the storm water drainage and retention system located on other land owned by Seller which is a part of Crosstown Center, to service both the Property and other land owned by Seller in Crosstown Center and (ii) any easements necessary to effectuate such drainage In the event that any water drainage or other utility lines to be constructed on the Property are also to service other land owned by Seller in Crosstown Center, and/or the size and capacity of such systems and utilities to be located on the Property must be increased in order to service Seller's other land, Seller and Purchaser will use commercially reasonable efforts to agree during the Inspection Period as to the additional cost of construction (the “Utility Cost”). At Closing, there will be withheld and placed into escrow (the “Utility Cost Escrow”) with the Escrow Agent, the amount of the Utility Cost, if any. At Closing, Seller, Purchaser and the Escrow Agent will enter into an escrow agreement satisfactory to them which will allow Purchaser to draw out of the Utility Cost Escrow the Utility Cost as the storm water drainage and retention and other utility lines are constructed by Purchaser after Closing. . If the parties fail to reach agreement as to any of the above decisions prior to expiration of the Inspection Period, either party, as its sole and exclusive remedy for such failure, may elect to terminate this Agreement, in which case, the Escrow Agent shall pay the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

O. If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing party in such action, suit or proceeding shall be borne by the party against whose interest the judgment or decision is rendered. Any litigation or other court proceeding with respect to any matter arising from or in connection with this Agreement shall be conducted in the courts of record in Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, and Seller and Purchaser hereby submit to jurisdiction and consent to venue in such courts.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

CROSSTOWN OWNER LLC, a Florida limited liability company

By:	/s/ Kyle S. Byrd	(SEAL)
	Name:	Kyle S. Byrd
	Title:	Authorized Signatory

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PURCHASER:

CRESCENT RESOURCES, LLC, a Georgia limited liability company

By:	/s/ Todd M. Farrell	(SEAL)
	Name:	Todd M. Farrell
	Title:	President Multifamily Division

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First American Title Insurance Company joins in the execution of this Agreement under seal for the purpose of acknowledging the agreement as to the holding of the Deposit in escrow, as of the day and year first above written.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Deborah L. Goodman
	Name:	Deborah L. Goodman
	Title:	Vice President

(CORPORATE SEAL)

EXHIBIT A

(Preliminary Site Plan)

[Omitted as not necessary for an understanding of the agreement]

SCHEDULE XII H

[Omitted as not necessary for an understanding of the agreement]

FIRST AMENDMENT TO SALES CONTRACT

THIS FIRST AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into this 5th day of May, 2011, by and between CROSSTOWN OWNER LLC, a Florida limited liability company (hereinafter referred to as the “Seller”), and CRESCENT RESOURCES, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H    T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract having an Effective Date of March 24, 2011 (hereinafter referred to as the “Sales Contract”) with respect to the sale by the Seller to the Purchaser of certain property located in Hillsborough County, Florida; and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2. The Sales Contract is hereby amended by deleting the words and number “seventy-five (75)” contained in Section IX A of the Sales Contract and by inserting in lieu thereof the words and number “one hundred (100)” so that the last day of the Inspection Period shall be the date which is 100 days after the Effective Date.

3. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

4. Except as herein amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

CROSSTOWN OWNER LLC, a Florida limited liability company

By:	/s/ Kyle S. Byrd		(SEAL)
	Name:	Kyle S. Byrd
	Title:	Authorized Signatory

PURCHASER:

CRESCENT RESOURCES, LLC, a Georgia limited liability company

By:	/s/ Richard A. Buck	(SEAL)
Richard A. Buck,
Vice President, Multifamily Division

SECOND AMENDMENT TO SALES CONTRACT

THIS SECOND AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into this 6th day of July, 2011, by and between CROSSTOWN OWNER LLC, a Florida limited liability company (hereinafter referred to as the “Seller”), and CRESCENT RESOURCES, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H    T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract having an Effective Date of March 24, 2011 with respect to the sale by the Seller to the Purchaser of certain property located in Hillsborough County, Florida, which was amended by that certain First Amendment to Sales Contract dated May 5, 2011 between Seller and Purchaser (hereinafter collectively referred to as the “Sales Contract”); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2. The Sales Contract is hereby amended by changing the last day of the Inspection Period from July 5, 2011 to July 6, 2011. Seller and Purchaser acknowledge and agree that by the execution of this Amendment, Purchaser shall be deemed to have given to Seller the Notice to Proceed.

3. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

4. Except as herein amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

CROSSTOWN OWNER LLC, a Florida limited liability company

By:	/s/ Kyle S. Byrd		(SEAL)
	Name:	Kyle S. Byrd
	Title:	Authorized Signatory

PURCHASER:

CRESCENT RESOURCES, LLC, a Georgia limited liability company

By:	/s/ Richard A. Buck		(SEAL)
	Name:	Richard A. Buck,
	Title:	Vice President, Multifamily Division

THIRD AMENDMENT TO SALES CONTRACT

THIS THIRD AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into this 13th day of July, 2011, by and between CROSSTOWN OWNER LLC, a Florida limited liability company (hereinafter referred to as the “Seller”), and CRESCENT RESOURCES, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H    T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract having an Effective Date of March 24, 2011 with respect to the sale by the Seller to the Purchaser of certain property located in Hillsborough County, Florida, which was amended by that certain First Amendment to Sales Contract dated May 5, 2011 between Seller and Purchaser and by that certain Second Amendment to Sales Contract dated July 6, 2011 between Seller and Purchaser (hereinafter collectively referred to as the “Sales Contract”); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2. Respecting Section XIX M of the Sales Contract, Seller and Purchaser have agreed that Purchaser will be allowed to use as much of the existing dirt piles and mounds located on the Property as Purchaser determines to use in connection with Purchaser’s Intended Use of the Property and that the Surplus Dirt will be moved by Purchaser by bulldozing or front-end loading such excess dirt from the Property, at Seller’s sole cost and expense, to other real property owned by Seller located adjacent to the Property. Purchaser shall provide an invoice to Seller for the cost of moving the Surplus Dirt and Seller agrees to pay Purchaser such cost within thirty (30) days after receipt of the invoice, failing which Purchaser shall have all rights and remedies at law and in equity.

3. Respecting Section XIX N of the Sales Contract, Seller and Purchaser have determined and agree that the storm water drainage and other utility lines to be constructed across and under the Property in connection with Purchaser’s Intended Use of the Property will not serve other land owned by Seller in Crosstown Center.

4. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

5. Except as herein amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

CROSSTOWN OWNER LLC, a Florida limited liability company

By:	/s/ Kyle S. Byrd		(SEAL)
	Name:	Kyle S. Byrd
	Title:	Authorized Signatory

PURCHASER:

CRESCENT RESOURCES, LLC, a Georgia limited liability company

By:	/s/ Brian J. Natwick		(SEAL)
	Name:	Brian J. Natwick,
	Title:	President, Multifamily Division

FOURTH AMENDMENT TO SALES CONTRACT

THIS FOURTH AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into as of the 30th day of January, 2012, by and between CROSSTOWN OWNER LLC, a Florida limited liability company (hereinafter referred to as the “Seller”), and CRESCENT RESOURCES, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H    T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract having an Effective Date of March 24, 2011 with respect to the sale by the Seller to the Purchaser of certain property located in Hillsborough County, Florida, which was amended by that certain First Amendment to Sales Contract dated May 5, 2011 between Seller and Purchaser and by that certain Second Amendment to Sales Contract dated July 6, 2011 between Seller and Purchaser and by that certain Third Amendment to Sales Contract dated July 13, 2011 between Seller and Purchaser (hereinafter collectively referred to as the “Sales Contract”); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2. Promptly after the execution of this Amendment, the Deposit shall be released by Escrow Agent to Seller and Escrow Agent is hereby authorized and directed to release the Deposit to Seller by wire-transfer in accordance with instructions to be provided by Seller to Escrow Agent. The Deposit released by Escrow Agent to Seller shall be applied toward the Purchase Price due at Closing or otherwise applied as provided in Section III C and the last paragraph of Article IX of the Sales Contract but only as respects Sections IX C and D of the Sales Contract. Purchaser agrees that the conditions precedent to Purchaser’s obligation to close as set forth in Sections IX A, B and E of the Sales Contract have been completed to Purchaser’s satisfaction and are of no further force and effect. The parties agree that the Deposit is no longer refundable to Purchaser under Article X of the Sales Contract.

3. Within three (3) business days after the full execution of this Amendment, Purchaser shall pay to Seller the sum of $75,000.00 in consideration of Seller’s past efforts in getting the Property entitled for the development by Purchaser of the Property for Purchaser’s Intended Use. Such amount shall not be credited against the Purchase Price otherwise due at Closing and shall be earned by Seller upon payment thereof by Purchaser to Seller and shall not be refundable to Purchaser except as provided with respect to the Deposit in Section III C and the last paragraph of Article IX of the Sales Contract but only as respects Sections IX C and D of the Sales Contract.

4. Section VIII A of the Sales Contract is hereby amended to provide that the February 3, 2012 Closing Date may be extended by Purchaser to on or before March 5, 2012 by Purchaser so notifying Seller on or before January 31, 2012 provided that together with such notice to Seller, Purchaser pays to Seller a $25,000.00 extension fee (the “First Extension Fee”), and such extended Closing Date may be further extended by Purchaser to March 30, 2012 by Purchaser so notifying Seller on or before February 29, 2012 provided that together with such notice to Seller, Purchaser pays another $25,000.00 extension fee (the “Second Extension Fee”) (the First Extension Fee and the Second Extension Fee are hereinafter collectively referred to as the “Extension Fees”). Neither of the Extension Fees paid by Purchaser to Seller shall be applicable to the Purchase Price otherwise payable at Closing and shall be earned by Seller upon payment thereof by Purchaser to Seller and shall not be refundable to Purchaser except as provided with respect to the Deposit in Section III C and the last paragraph of Article IX of the Sales Contract but only as respects Sections IX C and D of the Sales Contract.

5. Article XIV of the Sales Contract is hereby amended by deleting the addresses for notice to Purchaser and by substituting in lieu thereof the following addresses for notice to Purchaser:

To Purchaser:	Crescent Resources, LLC 227 West Trade Street Suite 1000 Charlotte, NC 28202 Attention: Mr. Brian J. Natwick Fax: (980) 321-6240

With a copy to:
Mr. Tim A. Dison Crescent Resources, LLC 227 West Trade Street Suite 1000 Charlotte, NC 28202 Fax: (980) 321-6240

With a copy to:
Sanford H. Zatcoff. Esq. Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway Suite 1800 Atlanta, GA 30339 Fax: (770) 956-1490

6. Section XII B of the Sales Contract is hereby deleted and of no further force and effect.

7. The parties agree that the termination rights in Section XIX M and N are of no further force and effect.

8. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

9. Except as herein amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

CROSSTOWN OWNER LLC, a Florida limited liability company

By:	/s/ Kyle S. Byrd		(SEAL)
	Name:	Kyle S. Byrd
	Title:	Authorized Signatory

PURCHASER:

CRESCENT RESOURCES, LLC, a Georgia limited liability company

By:	/s/ Brian J. Natwick		(SEAL)
	Name:	Brian J. Natwick,
	Title:	President, Multifamily Division